EXHIBIT 99.1

Varonis Announces Third Quarter 2020 Financial Results

Total revenue growth of 17% included a 99% subscription mix, compared to 74% in Q3 2019
Annual recurring revenues of $261.1 million, representing growth of 46% over Q3 2019
Announces agreement to acquire Polyrize to expand the Varonis Data Security Platform to cover additional cloud applications and infrastructure

NEW YORK, Oct. 26, 2020 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a pioneer in data security and analytics, today announced financial results for the third quarter ended September 30, 2020.

"Our third quarter 2020 results demonstrate strong execution by our team, as well as the power of our Data Security Platform. As data continues to grow rapidly and the world becomes increasingly virtual, Varonis is well positioned to address the elevated risks that all companies are facing," said Yaki Faitelson, Varonis CEO. "New and existing customers continue to make larger initial investments in Varonis and consume more licenses over time, underscoring the logic behind our subscription transition and confirming that we are unleashing the potential of our platform. With the subscription transition now complete, 98% of our revenues today are recurring in nature, and the demand for our platform, combined with the power of the subscription model, is accelerating revenue growth and driving increasing operating leverage."

"Lastly, we are excited to announce our agreement to acquire Polyrize, which will expand the Varonis Data Security Platform to cover additional cloud applications and infrastructure. We are focused on a strong close to 2020 as we capitalize on the long-term opportunity in front of us."

Financial Summary for the Third Quarter Ended September 30, 2020

  Subscription revenues increased 89% to $44.1 million, or more than 99% of total license revenues, compared with $23.3 million, or 74% of total license revenues, in the third quarter of 2019.
  Maintenance and services revenues were $32.3 million, compared with $34.1 million in the third quarter of 2019.
  Total revenues increased 17% to $76.8 million, compared to $65.6 million in the third quarter of 2019.
  GAAP operating loss was ($16.5) million for the quarter, compared to GAAP operating loss of ($16.0) million in the third quarter of 2019.
  Non-GAAP operating income was $3.1 million for the quarter, compared to non-GAAP operating loss of ($4.7) million in the third quarter of 2019.

The tables at the end of this press release include a reconciliation of GAAP loss to non-GAAP income (loss) from operations and net income (loss) for the three and nine months ended September 30, 2020 and 2019. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, were $261.1 million as of the end of the third quarter, up 46% over the prior year period.
  As of September 30, 2020, 60% of customers with 500 employees or more had purchased four or more licenses, up from 50% as of September 30, 2019, and 26% of customers with 500 employees or more had purchased six or more licenses, up from 17% as of September 30, 2019.
  As of September 30, 2020, 77% of customers had purchased two or more product families, up from 75% as of September 30, 2019, and 48% had purchased three or more product families, up from 43% as of September 30, 2019.
  As of September 30, 2020, the Company had $325.6 million in cash and cash equivalents, marketable securities and short-term deposits.
  During the three months ended September 30, 2020, the Company used $2.7 million of cash from operations, compared to $13.6 million used in the prior year period.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

About Polyrize
Polyrize offers software that maps and analyzes the relationships between users and data across a number of cloud applications and services, including Google Suite, Salesforce, Okta, GitHub, Slack, Amazon S3 and others, making it simple for security teams to control access to cloud data and infrastructure and analyze cloud activity. Subject to the satisfaction of customary closing conditions, the acquisition is expected to close during the fourth quarter of 2020, although there can be no assurance that the acquisition will close within this time frame or at all.

For more information on the acquisition, please see the Company's Investor Relations website (ir.varonis.com).

Terms of the transaction were not disclosed.

Financial Outlook
Financial guidance for the fourth quarter 2020 assumes the consummation of the acquisition of Polyrize, for which the Company does not expect material contributions to revenues or to operating income in 2020.

For the fourth quarter of 2020, the Company expects:

  Revenues in the range of $82.0 million to $85.0 million.
  Non-GAAP operating income in the range of $5.0 million to $6.0 million.
  Non-GAAP net income per diluted share in the range of $0.10 to $0.13, based on 35.4 million diluted shares outstanding.

Conference Call and Webcast
Varonis will host a conference call today, Monday, October 26, 2020, at 4:30 p.m. Eastern Time, to discuss the Company's third quarter 2020 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13708857. A replay of this conference call will be available through November 2, 2020 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13708857. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and nine months ended September 30, 2020 and 2019, non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

For the three and nine months ended September 30, 2020 and 2019, non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) foreign exchange gains (losses) which includes exchange rate differences on lease contracts as a result of the implementation of ASC 842, and (iv) amortization of debt discount and issuance costs.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies. Also, as the Company has significant operating lease liabilities in foreign currencies, the Company incurs foreign exchange gains or losses from the revaluation of these liabilities as well as other assets and liabilities denominated in non-U.S. dollars. These gains and losses may vary from period to period and do not reflect the true financial performance of the Company. Lastly, the expense for the amortization of debt discount and debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020, is a non-cash item, and we believe the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt discount and debt issuance costs are expected recurring expenses until the maturity of the senior note in 2025.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss) and non-GAAP net income (loss) referred to in our “Financial Outlook” is not provided because, as forward-looking statements, such reconciliation is not available without unreasonable effort. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts and maintenance contracts related to perpetual licenses in effect at the end of that period. Subscription license contracts and maintenance for perpetual license contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of the COVID-19 global pandemic on the budgets of our clients and on economic conditions generally; risks associated with anticipated growth in Varonis’ addressable market; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data and cybersecurity solutions; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; Varonis’ ability to provide high-quality service and support offerings; risks associated with our convertible notes and capped-call transaction; and risks associated with the acquisition of Polyrize including, without limitations, integration of the acquisition may not occur as anticipated and the acquisition may not achieve the outcomes anticipated, undisclosed liabilities may be discovered and attempts to retain key personnel may not succeed. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects insider threats and cyberattacks by analyzing data, account activity and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. With a focus on data security, Varonis serves a variety of use cases, including governance, compliance, classification and threat analytics. Varonis started operations in 2005 and has customers spanning leading firms in the financial services, public, healthcare, industrial, insurance, energy and utilities, consumer and retail, technology, media and entertainment and education sectors.

To find out more about Varonis, visit www.varonis.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	Unaudited		Unaudited
Revenues:
Subscriptions	$44,084	$23,327	$98,535	$45,169
Perpetual licenses	373	8,269	1,001	35,304
Maintenance and services	32,294	34,053	97,956	101,157
Total revenues	76,751	65,649	197,492	181,630

Cost of revenues	11,284	8,768	31,799	25,492

Gross profit	65,467	56,881	165,693	156,138

Operating costs and expenses:
Research and development	24,670	20,400	71,425	58,890
Sales and marketing	45,435	42,117	130,998	125,769
General and administrative	11,814	10,339	34,486	33,461
Total operating expenses	81,919	72,856	236,909	218,120

Operating loss	(16,452)	(15,975)	(71,216)	(61,982)
Financial expenses, net	(2,553)	(482)	(2,945)	(545)

Loss before income taxes	(19,005)	(16,457)	(74,161)	(62,527)
Income taxes	(220)	(530)	(817)	(1,587)

Net loss	$(19,225)	$(16,987)	$(74,978)	$(64,114)

Net loss per share of common stock, basic and diluted	$(0.61)	$(0.56)	$(2.39)	$(2.13)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	31,614,242	30,380,154	31,336,125	30,167,161

Stock-based compensation expense for the three and nine months ended September 30, 2020 and 2019 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	Unaudited		Unaudited
Cost of revenues	$1,476	$637	$3,615	$1,967
Research and development	6,000	3,476	15,767	9,674
Sales and marketing	7,184	3,932	18,773	11,015
General and administrative	4,018	2,977	11,029	12,123
	$18,678	$11,022	$49,184	$34,779

Payroll tax expense related to stock-based compensation for the three and nine months ended September 30, 2020 and 2019 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	Unaudited		Unaudited
Cost of revenues	$17	$10	$287	$219
Research and development	152	35	290	111
Sales and marketing	616	161	2,672	1,729
General and administrative	68	16	456	319
	$853	$222	$3,705	$2,378

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)
	September 30, 2020	December 31, 2019
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$231,458	$68,929
Marketable securities	34,112	41,531
Short-term deposits	60,000	10,000
Trade receivables, net	60,111	75,050
Prepaid expenses and other current assets	15,450	13,047
Total current assets	401,131	208,557
Long-term assets:
Other assets	21,686	18,360
Operating lease right-of-use asset	43,683	55,057
Property and equipment, net	36,019	36,338
Total long-term assets	101,388	109,755
Total assets	$502,519	$318,312
Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$767	$997
Accrued expenses and other short-term liabilities	66,483	62,607
Deferred revenues	81,192	95,975
Total current liabilities	148,442	159,579
Long-term liabilities:
Convertible senior notes, net	216,791	—
Deferred revenues	3,300	5,460
Operating lease liability	48,377	57,040
Other liabilities	2,689	2,701
Total long-term liabilities	271,157	65,201
Stockholders’ equity:
Share capital
Common stock	32	31
Accumulated other comprehensive income (loss)	3,665	(449)
Additional paid-in capital	370,933	310,682
Accumulated deficit	(291,710)	(216,732)
Total stockholders’ equity	82,920	93,532
Total liabilities and stockholders’ equity	$502,519	$318,312

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Nine Months Ended September 30,
	2020	2019

	Unaudited
Cash flows from operating activities:
Net loss	$(74,978)	$(64,114)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	7,319	4,320
Stock-based compensation	49,184	34,779
Amortization of deferred commissions	9,552	10,530
Amortization of operating lease right-of-use asset	7,226	7,009
Amortization of debt discount and issuance costs	2,427	—
Capital loss from sale of fixed assets	—	24
Changes in assets and liabilities:
Trade receivables	14,939	31,357
Prepaid expenses and other current assets	(1,862)	(2,239)
Deferred commissions	(13,172)	(13,401)
Other long-term assets	(250)	50
Trade payables	(379)	379
Accrued expenses and other short-term liabilities	(1,267)	(7,675)
Deferred revenues	(16,943)	(11,749)
Other long-term liabilities	4,708	54
Net cash used in operating activities	(13,496)	(10,676)
Cash flows from investing activities:
Decrease (increase) in short-term deposits	(49,998)	33,474
Decrease (increase) in marketable securities	7,419	(1,627)
Decrease (increase) in long-term deposits	23	(16)
Proceeds from sale of property and equipment	—	10
Purchases of property and equipment	(7,001)	(14,219)
Net cash provided by (used in) investing activities	(49,557)	17,622
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	245,308	—
Purchases of capped calls	(29,348)	—
Proceeds (withholdings) from employee stock plans, net	9,622	(2,669)
Net cash provided by (used in) financing activities	225,582	(2,669)
Increase in cash and cash equivalents	162,529	4,277
Cash and cash equivalents at beginning of period	68,929	48,707
Cash and cash equivalents at end of period	$231,458	$52,984

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

	Unaudited		Unaudited
Reconciliation to non-GAAP operating income (loss):

GAAP operating loss	$(16,452)	$(15,975)	$(71,216)	$(61,982)

Add back:
Stock-based compensation expense	18,678	11,022	49,184	34,779
Payroll tax expenses related to stock-based compensation	853	222	3,705	2,378

Non-GAAP operating income (loss)	$3,079	$(4,731)	$(18,327)	$(24,825)

Reconciliation to non-GAAP net income (loss):

GAAP net loss	$(19,225)	$(16,987)	$(74,978)	$(64,114)

Add back:
Stock-based compensation expense	18,678	11,022	49,184	34,779
Payroll tax expenses related to stock-based compensation	853	222	3,705	2,378
Foreign exchange rate differences, net (*)	174	894	(296)	2,042
Amortization of debt discount and issuance costs	1,646	—	2,426	—

Non-GAAP net income (loss)	$2,126	$(4,849)	$(19,959)	$(24,915)

Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - basic	31,614,242	30,380,154	31,336,125	30,167,161
Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - diluted	35,377,835	30,380,154	31,336,125	30,167,161
GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	31,614,242	30,380,154	31,336,125	30,167,161

Non-GAAP net income (loss) per share of common stock - basic	$0.07	$(0.16)	$(0.64)	$(0.83)
Non-GAAP net income (loss) per share of common stock - diluted	$0.06	$(0.16)	$(0.64)	$(0.83)
GAAP net loss per share of common stock - basic and diluted	$(0.61)	$(0.56)	$(2.39)	$(2.13)

(*) Exchange rate differences for the three months ended September 30, 2020 and 2019 include exchange rate differences on lease contracts of ($147) and ($675), respectively, and for the nine months ended September 30, 2020 and 2019 include exchange rate differences on lease contracts of ($50) and ($1,718), respectively, as a result of the implementation of ASC 842, as well as other assets and liabilities denominated in non-U.S. dollars.

Investor Relations Contact:
James Arestia
Varonis Systems, Inc.
646-640-2149
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 4247)
pr@varonis.com